                                                                     EXHIBIT 3.1

                          FIRST AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                            SUMMIT LIFE CORPORATION


TO THE SECRETARY OF STATE OF OKLAHOMA:

     Summit Life Corporation, which was originally incorporated in the State of Oklahoma by filing its Certificate of Incorporation with the Secretary of State of Oklahoma on April 12, 1994, hereby further amends and restates its Certificate of Incorporation in accordance with a resolution adopted by the Board of Directors of this Corporation on September 21, 1998 and approved by the stockholders on September 21, 1998, all in accordance with Title 18, Sections 1077 and 1080 of the Oklahoma General Corporation Act, Okla. Stat. tit. 18,
(S)1001 et seq. (the "Oklahoma General Corporation Act"), to read in full as follows:

                                   ARTICLE I

                                     Name
                                     ----

     The name of this Corporation is: SUMMIT LIFE CORPORATION.

                                  ARTICLE II

                               Registered Agent
                               ----------------

     The address of the registered office of the Corporation in the State of Oklahoma is , 3021 Epperly, Oklahoma City, Oklahoma 73115, and the name of the registered agent of the Corporation at such address is Charles L. Smith.

                                  ARTICLE III

                                   Duration
                                   --------

     The duration of the Corporation is perpetual.

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                                  ARTICLE IV

                                   Purposes
                                   --------

     The objectives and purposes for which the Corporation is organized is for any lawful act or activity for which a corporation may be organized under the Oklahoma General Corporation Act.

                                   ARTICLE V

                              Authorized Capital
                              ------------------

     Section 1. The amount of total authorized capital stock of the Corporation is 10,000,000 shares, of which 5,000,000 shares shall be Common Stock, having a par value of $.01 per share ("Common Stock"), and 5,000,000 shares shall be Preferred Stock, having a par value of $.001 per share ("Preferred Stock").

     Section 2. Except for and subject to those rights expressly granted to the holders of Preferred Stock, or any series thereof, by the Board of Directors of the Corporation (the "Board of Directors"), pursuant to the authority hereby vested in the Board of Directors or as provided by the laws of the State of Oklahoma, the holders of the Corporation's Common Stock shall have exclusively all rights of stockholders and shall possess exclusively all voting power. Each holder of Common Stock of the Corporation shall be entitled, on each matter submitted for a vote to holders of Common Stock, to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation.

     Section 3. The Board of Directors is hereby expressly authorized, at any time and from time to time by a resolution or resolutions, to divide the shares of Preferred Stock into one or more series, to issue from time to time in whole or in part the shares of Preferred Stock or the shares of any series thereof, and to fix and determine in the resolution or resolutions providing for the issue of shares of Preferred Stock of a particular series the voting rights, if any, of the holders of shares of such series, the designations, preferences and relative, participating, optional and other special rights of such series, and the qualifications, limitations and restrictions thereof, to the fullest extent now or hereafter permitted by the laws of the State of Oklahoma. The voting rights, if any, of each such series and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, shares of any series of Preferred Stock that shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Preferred Stock.

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     Without limiting the generality of the foregoing authority of the Board of
     Directors, the Board of Directors from time to time may (if otherwise permitted under the Oklahoma General Corporation Act):

     (a) designate a series of Preferred Stock, which may be distinguished by number, letter or title from other Preferred Stock of the Corporation;

     (b) fix and thereafter increase or decrease (but not below the number of shares thereof then outstanding) the number of shares of Preferred Stock that shall constitute such series;

     (c) provide for dividends on shares of Preferred Stock of such series and, if provisions are made for dividends, determine the dividend rate and the times at which holders of shares of Preferred Stock of such series shall be entitled to receive the dividends, whether the dividends shall be cumulative and, if so, from what date or dates, and the other conditions, if any, including rights of priority, if any, upon which the dividends shall be paid;

     (d) determine the rights, if any, to which holders of the shares of Preferred Stock of such series shall be entitled in the event of any liquidation, dissolution or winding up of the Corporation;

     (e) provide for the redemption or purchase of shares of Preferred Stock of such series and, if provisions are made for redemption, determine the time or times and the price or prices at which the shares of Preferred Stock of such series shall be subject to redemption in whole or in part, and the other terms and conditions, if any, on which shares of Preferred Stock of such series may be redeemed or purchased;

     (f) provide for a sinking fund or purchase fund for the redemption or purchase of shares of Preferred Stock of such series and, if any such fund is so provided for the benefit of such shares of Preferred Stock, the amount of such fund and the manner of its application;

     (g) determine the extent of the voting rights, if any, of the shares of Preferred Stock of such series, including but not limited to the right of the holders of such shares to vote as a separate class acting alone or with the holders of one or more other series of Preferred Stock and the right to have more (or less) than one vote per share;

     (h) provide whether or not the shares of Preferred Stock of such series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock, or any series thereof, of the Corporation and, if so convertible or exchangeable, determine the conversion or exchange price or rate, the adjustments thereof and the other terms and conditions, if any, on which such shares of Preferred Stock shall be so convertible or exchangeable; and

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     (i) provide for any other preferences, any relative, participating, optional or other special rights, any qualifications, limitations or restrictions thereof, or any other terms or provisions of shares of Preferred Stock of such series as the Board of Directors may deem appropriate or desirable.

     Section 4. Shares of Common Stock or Preferred Stock may be issued by the Corporation from time to time for such consideration, having a value of not less than the par value, if any, thereof, as is determined from time to time by the Board of Directors. Any and all shares issued and for which full consideration has been paid or delivered shall be deemed fully paid stock and the holder thereof shall not be liable for any further payment thereon.

     Section 5. The Corporation may issue rights and options to purchase shares of Common Stock or Preferred Stock of the Corporation to directors, officers or employees of the Corporation or any affiliate thereof, and no stockholder approval or ratification of any such issuance of rights and options shall be required.

                                  ARTICLE VI

                              Board of Directors
                              ------------------

     Section 1. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Subject to such rights of holders of shares of one or more outstanding series of Preferred Stock to elect one or more directors of the Corporation under circumstances as shall be provided by or established pursuant to the Certificate of Incorporation, the number of directors of the Corporation that shall constitute the Board of Directors shall not be less than three (3) nor more than nine (9) and shall be specified from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution. Whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an Annual or Special Meeting of Stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation, or the resolution or resolutions adopted by the Board of Directors creating such class or series, as the case may be, applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article unless expressly provided by such terms.

     Section 2. The Board of Directors shall be divided into 3 classes: Class I, Class II and Class III. The terms of office of the directors initially classified shall be as follows: that of Class I shall expire at the next annual meeting of stockholders in 1999, Class II at the second succeeding annual meeting of stockholders in 2000, and Class III at the third succeeding annual meeting of the

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stockholders in 2001. At each succeeding annual meeting of stockholders, successors to the class of directors whose terms expire at that annual meeting shall be elected for three-year terms.

     If the number of directors changes, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal for cause from office.

     Section 3. Except as otherwise required by law, or by any provisions established pursuant to the Certificate of Incorporation with respect to the rights of holders of shares of one or more outstanding series of Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors of the Corporation and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification or removal for cause from office of a director of the Corporation shall be filled only by the affirmative vote of at least a majority of the remaining directors of the Corporation then in office, even if such remaining directors constitute less than a quorum of the Board of Directors, or by the sole remaining director.

     Section 4. Any director may be removed from office only for cause and only by the affirmative vote of not less than 66 2/3% of the then-outstanding shares of stock of the Corporation entitled to vote in the election of directors, voting together as a single class, given at a meeting of the stockholders for that purpose.

                                  ARTICLE VII

                    Adoption, Amendment or Repeal of Bylaws
                    ---------------------------------------

     The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation. The stockholders of the Corporation may not adopt, amend or repeal the Bylaws of the Corporation other than by the affirmative vote of 66 2/3% of the combined voting power of all outstanding voting securities of the Corporation entitled to vote generally in the election of directors of the Board of Directors of the Corporation ("Voting Power"), voting together as a single class. In addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of
Article V of this Certificate of Incorporation, any alteration, amendment or repeal relating to this Article VII must be approved by the affirmative vote of the holders of at least 66 2/3% of the Voting Power, voting together as a single class.

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                                 ARTICLE VIII

                           Action by Written Consent
                           -------------------------

     No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board of Directors.

     In addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article V of this Certificate of Incorporation, any alteration, amendment or repeal relating to this Article VIII must be approved by the affirmative vote of the holders of at least 66 2/3% of the Voting Power, voting together as a single class.

                                  ARTICLE IX

                                Indemnification
                                ---------------

     Section 1. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation (funds paid or required to be paid to any person as a result of the provisions of this Article IX shall be returned to the Corporation or reduced, as the case may be, to the extent that such person receives funds pursuant to an indemnification from any such other corporation or organization) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Any such person who could be indemnified pursuant to the preceding sentence except for the fact that the subject action or suit is or was by or in the right of the Corporation shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability

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but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, hearing or other matter, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, hearing or other matter, and any inquiry or investigation that could lead to such an action, suit, hearing or other matter.

     Section 2. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article IX, or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, he shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith without the necessity of any action being taken by the Corporation other than the determination, in good faith, that such defense has been successful. In all other cases wherein indemnification is provided by this
Article IX, unless ordered by a court, indemnification shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper under the circumstances because he has met the applicable standard of conduct specified in this Article
IX. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon.

     Section 3. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

     Section 4. Expenses (including attorneys' fees) incurred by an officer or director in defending any action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article IX.

     Section 5. The indemnification and advancement of expenses hereby provided shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of

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expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of such person.

     Section 6. By action of the Board of Directors, notwithstanding any interest of the directors in the action, the Corporation, at its expense, may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent (including trustee) of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IX or under the provisions of the Oklahoma General Corporation Act.

     Section 7. All rights to indemnification and advancement of expenses under this Article IX shall be deemed to be provided by contract between the Corporation and the director or officer who serves in such capacity at any time while this Article IX and other relevant provisions of the Oklahoma General Corporation Act and other applicable law, if any, are in effect.

     Section 8. Any repeal or modification of the foregoing paragraphs by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

     Section 9. The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

                                   ARTICLE X

                   Compromise or Arrangement by Corporation
                   ----------------------------------------
                        with Creditors or Stockholders
                        ------------------------------

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 1106 of the Oklahoma General Corporation Act or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 1100 of the Oklahoma General Corporation Act, may order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in

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such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agrees to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all of the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                  ARTICLE XI

                            Exculpatory Provisions
                            ----------------------

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 1053 of the Oklahoma General Corporation Act, as the same exists at the time this Certificate of Incorporation becomes effective or as the same hereafter may be amended, or (d) for any transaction from which the director derived an improper personal benefit. If the Oklahoma General Corporation Act is amended after the date of filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be limited to the fullest extent permitted by the amended Oklahoma General Corporation Act. Any repeal or modification of this Article XI by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE XII

                             Amendment and Repeal
                             --------------------

     The Corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Oklahoma. All rights herein conferred are granted subject to this reservation.

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     IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its President and attested by it Secretary this __ day of September, 1998.


                              ________________________________________
                              Charles L. Smith, President


VERIFIED:


_____________________________
Quinton Hiebert, Secretary
     [SEAL]

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